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                                                                    Exhibit 23.1

                                [BDO LETTERHEAD]


Glycotex, Inc.
140 Wicks Road
NORTH RYDE NSW 2113
AUSTRALIA

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 8, 2005 and November 29, 2005, relating to the financial statements of Glycotex, Inc. (a development stage company), which is contained in that Prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

/S/ BDO


November 29, 2005